Exhibit 20.1

MONTHLY SERVICER’S CERTIFICATE

TARGET NATIONAL BANK

TARGET CREDIT CARD MASTER TRUST

SERIES 2005-1

The undersigned, a duly authorized representative of Target National Bank, as Servicer (“Target National Bank” or the “Servicer”), pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000, as amended by Amendment No. 1 thereto, dated as of August 22, 2001 (as may be amended, supplemented or otherwise modified, the “Agreement”), as supplemented by the Series 2005-1 Supplement (as may be amended, from time to time, the “Series Supplement”), dated as of November 9, 2005, by and among Target National Bank, Target Receivables Corporation and Wells Fargo Bank, National Association, does hereby certify as follows:

1.                                       Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or the Series Supplement, as applicable.

2.                                       Target National Bank is, as of the date hereof, the Servicer under the Agreement.

3.                                       The undersigned is a Servicing Officer.

4.                                       This certificate relates to the Distribution Date occuring on November 25, 2008.

5.                                       As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all its obligations under the Agreement through the Monthly Period preceding such Distribution Date.

6.                                       As of the date hereof, to the best knowledge of the undersigned, no Early Amortization Commencement Date occurred on or prior to such Distribution Date.

7.                                       The aggregate amount of Collections processed for the preceding Monthly Period was equal to $958,199,300.12.

8.                                       The aggregate amount of Collections of Finance Charge Receivables (including Discounted Receivables) for the preceding Monthly Period was equal to $151,704,237.01.

9.                                       The aggregate amount of Collections of Principal Receivables for the preceding Monthly Period was equal to $806,495,063.11.

10.                                 The aggregate amount of the Defaulted Amount for the preceding Monthly Period was equal to $72,071,083.09.

11.                                 The aggregate amount of Recoveries for the preceding Monthly Period was equal to $7,878,308.19.

12.                                 The Portfolio Yield for the preceding Monthly Period was equal to 12.84%.

13.                                 The Base Rate for the preceding Monthly Period was equal to 4.59%.

14.                                 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was equal to $8,708,141,968.39.

Exhibit 20.1

15.                                 The balance on deposit in the Collection Account with respect to Collections processed as of the end of the last day of the preceding Monthly Period was equal to $0.00.

16.                                 The aggregate amount of Adjustments for the preceding Monthly Period was equal to $41,050,500.72.

17.                                 The aggregate amount of withdrawals, drawings or payments under any Enhancement to be made with respect to the preceding Monthly Period is equal to $0.00.

18.                                 The total amount to be distributed to Investor Certificateholders on the Distribution Date is equal to $2,406,093.75.

19.                                 The amount to be distributed to Investor Certificateholders on the Distribution Date per $1,000 original principal amount is equal to:

Class A         2.67344

20.                                 The amount of such distribution allocable to principal is equal to $0.00.

21.                                 The amount of such distribution allocable to principal per $1,000 original principal amount is equal to:

Class A         0.00000

22.                                 The amount of such distribution allocable to interest is equal to $2,406,093.75.

23.                                 The amount of such distribution allocable to interest per $1,000 original principal amount is equal to:

Class A         2.67344

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Servicer’s Certificate this 20th day of November, 2008.

TARGET NATIONAL BANK,
as Servicer

By:	/s/ Angela G. Jenks
Name: Angela G. Jenks
Title: Vice President & Cashier